As filed with the Securities and Exchange Commission on February 27, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

NUVALENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	81-5112298
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Broadway, 14th Floor

Cambridge, MA 02142

(Address, including zip code, of Registrant’s principal executive offices)

Nuvalent, Inc. 2021 Stock Option and Incentive Plan

Nuvalent, Inc. Amended and Restated 2021 Employee Stock Purchase Plan

(Full title of the plan)

James R. Porter

Chief Executive Officer

One Broadway, 14th Floor

Cambridge, MA 02142

(857) 357-7000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:

Deborah Miller Chief Legal Officer One Broadway, 14th Floor Cambridge, MA 02142 (857) 357-7000	Rosemary G. Reilly, Esq. Wilmer Cutler Pickering Hale and Dorr LLP 60 State Street Boston, Massachusetts 02109 (617) 526-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Statement of Incorporation by Reference

This Registration Statement on Form S-8, relating to the 2021 Stock Option and Incentive Plan (the “2021 Plan”) and the Amended and Restated 2021 Employee Stock Purchase Plan (the “2021 ESPP”) of Nuvalent, Inc. (the “Registrant”), is being filed for the purpose of registering additional securities of the same class as other securities for which a Registration Statement on Form S-8 relating to the 2021 Plan and the 2021 ESPP has previously been filed and is effective. Pursuant to General Instruction E to Form S-8, except as otherwise set forth below, this Registration Statement incorporates by reference the contents of (i) the Registration Statement on Form S-8, File No.  333-258237, relating to the 2021 Plan and the 2021 ESPP filed by the Registrant with the Securities and Exchange Commission on July 28, 2021, (ii) the Registration Statement on Form S-8, File No. 333-263926, relating to the 2021 Plan and the 2021 ESPP filed by the Registrant with the Securities and Exchange Commission on March 29, 2022, (iii) the Registration Statement on Form S-8, File No. 333-270594, relating to the 2021 Plan and the 2021 ESPP filed by the Registrant with the Securities and Exchange Commission on March 16, 2023, and (iv) the Registration Statement on Form S-8, File No.  333-277379, relating to the 2021 Plan and the 2021 ESPP filed by the Registrant with the Securities and Exchange Commission on February 27, 2024.

Item 8.	Exhibits.

The following exhibits are incorporated herein by reference:

Exhibit Number	Description of Exhibit	Form	File No.	Exhibit	Filing Date	Filed Herewith

4.1	Third Amended and Restated Certificate of Incorporation of the Registrant, as amended	8-K	001-40671	3.1	6/16/2023

4.2	Amended and Restated Bylaws of the Registrant	10-K	001-40671	3.2	3/16/2023

4.3	Amended and Restated Investors’ Rights Agreement among the Registrant and certain of its stockholders, effective as of April 30, 2021	S-1	333-257730	4.3	7/7/2021

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP					X

23.1	Consent of KPMG LLP, independent registered public accounting firm					X

23.2	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)					X

24.1	Power of Attorney (included on the signature pages of this registration statement)					X

99.1	2021 Stock Option and Incentive Plan and forms of award agreements thereunder	S-1/A	333-257730	10.2	7/26/2021

99.2	Amended and Restated 2021 Employee Stock Purchase Plan	10-Q	001-40671	10.1	8/10/2022

107	Filing Fee Table					X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 27th day of February, 2025.

NUVALENT, INC.

By:	/s/ James R. Porter
Name: James R. Porter, Ph.D.
Title: President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL BY THESE PRESENT, that each individual whose signature appears below hereby constitutes and appoints each of James R. Porter, Alexandra Balcom and Deborah Miller as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ James R. Porter James R. Porter, Ph.D.	President and Chief Executive Officer and Director (Principal Executive Officer)	February 27, 2025

/s/ Alexandra Balcom Alexandra Balcom	Chief Financial Officer (Principal Accounting Officer and Principal Financial Officer)	February 27, 2025

/s/ Grant Bogle Grant Bogle	Director	February 27, 2025

/s/ Emily Drabant Conley Emily Drabant Conley, Ph.D.	Director	February 27, 2025

/s/ Gary Gilliland Gary Gilliland, M.D., Ph.D.	Director	February 27, 2025

/s/ Andrew A. F. Hack Andrew A. F. Hack, M.D., Ph.D.	Director	February 27, 2025

/s/ Michael L. Meyers Michael L. Meyers, M.D., Ph.D.	Director	February 27, 2025

/s/ Joseph Pearlberg Joseph Pearlberg, M.D., Ph.D.	Director	February 27, 2025

/s/ Anna Protopapas Anna Protopapas	Director	February 27, 2025

/s/ Matthew Shair Matthew Shair, Ph.D.	Director	February 27, 2025

/s/ Sapna Srivastava Sapna Srivastava, Ph.D.	Director	February 27, 2025

/s/ Cameron A. Wheeler Cameron A. Wheeler, Ph.D.	Director	February 27, 2025